## SECURITY AGREEMENT

**THIS SECURITY AGREEMENT** made as of MARCH 10, 2015, by and between **STERLING NATIONAL BANK,** a national banking association, with an address of 400 Rella Boulevard, Montebello, New York 10901- 4256, and with another office located at 500 Seventh Avenue, New York, New York 10018 (hereinafter referred to as the "Bank" or "Lender" or "Secured Party"); and **COFFEE HOLDING CO., INC.**, a Nevada corporation, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314 (hereinafter referred to as "Coffee Holding" or "Debtor");

**WITNESSETH:**

WHEREAS, Organic Products Trading Company LLC (hereinafter referred to as the "Borrower") is or will be obligated to the Bank under any number of documents, agreements and instruments (hereinafter referred to as the "Obligation Documents" or "Loan Documents") requiring the payment of principal, interest and other sums as well as the performance of obligations as more specifically set forth therein (hereinafter referred to as the "Obligations"); and

WHEREAS, the Debtor acknowledges that the Bank would not have made nor would it make extensions of credit to the Borrower without the Debtor guaranteeing, absolutely and unconditionally, the payment and performance of all Obligations of the Borrower owed or due to the Bank, and securing the Obligations and the written guaranty of the Debtor with a first priority security interest in all of the assets and property of the Debtor, and further acknowledges that such security interest is a material inducement for the Bank to make extensions of credit to the Borrower, and that the Debtor will benefit from the Bank making extensions of credit to the Borrower;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

**SECTION 1. DEFINITIONS**

1.1 Defined Terms. As used in this Agreement, the following words and terms shall have the following meanings:

"Accounts Receivable" or "Accounts" shall mean, in addition to the definition of the term "accounts" contained in the Code, any and all obligations of any kind at any time due and/or owing to the Debtor (including any such obligation that might be characterized or classified under the Code as accounts, contract rights, chattel paper, general intangibles or otherwise), and all rights of the Debtor to receive payment or any other consideration whether arising from goods sold or leased by the Debtor or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, and all other debts, obligations and liabilities in whatever form owing to the Debtor from any Person, all security and guaranties therefor, all of the Debtor's rights in, to and under all purchase orders heretofore, now or hereafter received by the Debtor for goods or services, and all Debtor's rights to goods sold (whether delivered, undelivered, in transit or returned) which may be represented thereby, including all of Debtor's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation, whether now existing or hereafter arising, and all books, records, ledger cards and other tangible and intangible property pertaining to same including records, computerized data, and software.

"Agreement" shall mean this Security Agreement, together with any and all exhibits, schedules, amendments or supplements hereto.

"Bank" shall mean Sterling National Bank, its affiliates and subsidiaries, and all successors and assigns thereof.

"Borrower" shall mean ORGANIC PRODUCTS TRADING COMPANY LLC, and its successors and assigns.

"Code" shall mean the Uniform Commercial Code as in effect in the State of New York, and Article 9 of the Uniform Commercial Code as in effect in the state of formation of any entity which is a party to this Agreement.

"Collateral" shall mean all property of any nature whatsoever pledged, assigned, mortgaged, hypothecated or otherwise transferred to the Bank, or in which the Bank has been granted a security interest, lien or other interest, for the purpose of securing the Obligations due to the Bank, and securing the written guarantee of the Debtor in favor of the Bank.

"Debtor" shall mean COFFEE HOLDING, INC., and the successors and assigns thereof.

"Equipment" shall mean any "equipment," as such term is defined in the Code, now or hereafter owned by the Debtor and, in any event, including, without limitation, all machinery, equipment, furnishings, fixtures, and vehicles now or hereafter owned by the Debtor, of any kind, nature and description whether affixed to real property or not, and all additions to, substitutions and replacements for or accessions to any of the foregoing, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto and all fuel for any thereof.

"Event of Default" shall mean any of the events specified in this Agreement or the Loan Documents as constituting an Event of Default whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. . "Default" shall mean that an Event of Default has occurred and has continued beyond any permitted cure period.

"Inventory" shall mean "inventory" as such term is defined in the Code, and shall include, without limitation, all goods and other personal property of the Debtor, whether now owned or hereafter acquired or in which the Debtor now has or hereafter may acquire any right, title or interest, and wherever located, whether in transit or otherwise, held for sale or lease, or furnished or to be furnished under contracts for service, sale or lease, including all goods returned or reclaimed from customers, and all raw materials, work in process and materials owned by the Debtor and used or consumed or to be used or consumed in its business, or in the processing, packaging or shipping of the same, and all finished goods and all assets of a type classified as inventory as reflected, or as should be reflected pursuant to GAAP, on the financial statements of the Debtor.

"Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"Loan Documents" shall collectively mean this Agreement and all agreements, instruments and documents executed by the Borrower, the Debtor, and/or the Bank, together with all extensions, modifications, renewals or replacements.

"Obligations" shall mean all indebtedness, obligations and liabilities of Borrower to Bank of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdraft, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement

or book account, including, but not limited to all loans (including any loan modification, renewal or extension), all indebtedness including any arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Bank, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created) chargeable to Borrower or incurred by Bank under this Agreement, or any other document or instrument delivered in connection herewith or otherwise, whether or not arising out of or related to extensions of credit made pursuant to the Loan Documents. Obligations shall also include all obligations of the Debtor under its written guarantee in favor of the Bank.

"Permitted Liens" shall mean any Lien in favor of the Bank, and such other Liens as the Bank shall permit to exist on any Collateral as set forth on Schedule B annexed hereto.

1.2 Capitalized terms not defined herein shall have the same meaning as set forth in the Loan and Security Agreement executed by the Borrower in favor of the Bank. If not otherwise defined in this Agreement or in said Loan and Security Agreement, terms used herein which are defined by the Code shall have the same meaning as set forth in the Code. Whenever the context of use of a particular term suggests that such term be in the plural or of a different gender, said term shall be deemed to have such other meaning in the event that such term does not appear in the plural or reflect such other gender.

**SECTION 3. SECURITY**

3.1 The Debtor hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, and as security for the Debtor's written guaranty in favor of the Bank as referenced herein, a security interest in and so pledges and assigns to the Bank the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, machinery, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts and accounts receivable (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and any other property set forth on Schedule A annexed hereto and made a part hereof.

3.2 Debtor hereby irrevocably authorizes the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Bank promptly upon request. The Debtor

also ratifies its authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

3.3 Further to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in the Collateral, the Debtor agrees, in each case at the Debtor's own expense, to take the following actions with respect to the following Collateral:

3.3.1. Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.

3.3.2. Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the depositary bank to agree to comply at any time with instructions from the Bank to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Bank to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Bank, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Bank have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Bank for the specific purpose set forth therein, (ii) deposit accounts for which the Bank is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's salaried employees.

3.3.3 Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the issuer to agree to comply with instructions from the Bank as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Bank to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Bank to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Bank to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Bank, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Bank is the securities intermediary.

3.3.4. Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Debtor shall promptly notify the Bank thereof and, if requested by the Bank, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Bank, that the bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Debtor.

3.3.5 Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or

acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under UCC § 9-105 of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

3.3.6. Letter of Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Bank thereof and, at the request and option of the Bank, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmor of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

3.3.7 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Bank in a writing signed by the Debtor of the brief details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.

3.3.8. Other Actions as to any and all Collateral. The Debtor further agrees to take any other action reasonably requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank and (i) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

3.4 All Collateral heretofore, herein or hereafter given or granted to the Bank shall secure payment of all of the Obligations and the written guarantee of the Debtor in favor of the Bank.

3.5 The Bank shall be under no obligation to proceed in any order or against any property to enforce its rights under the Loan Documents, and it shall be free to exercise its rights in any order it choses. Without limiting the foregoing, the Bank shall be under no obligation to proceed against the Borrower or the Debtor before proceeding directly against any or all of the Collateral.

## SECTION 4. COLLATERAL; GENERAL TERMS

4.1 Debtor warrants and represents the following with respect to the Collateral hereof:

4.1.1. The Debtor is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral and has good and marketable title thereto, free and clear of any and all interests, claims and Liens except for Permitted Liens.

4.1.2. Debtor shall maintain the Collateral in good condition and repair; make all necessary

renewals, replacements, additions, betterments and improvements thereto; pay and discharge when due the cost of repairs and maintenance to the Collateral; and pay all rentals and other payments when due for all real estate leased or owned by Debtor at which Collateral is located. Debtor will safeguard and protect all Collateral for Bank's general account and make no disposition thereof without the prior consent of the Bank whether by sale, lease or otherwise except (i) the sale of Inventory in the ordinary course of business, and (ii) the sale or disposition of obsolete Equipment in the ordinary course of business; all provided that the proceeds of any such sale or disposition shall remain subject to Bank's security interest. The Collateral may be inspected during normal business hours of Debtor by the Bank upon reasonable notice to the Debtor.

4.1.3 That portion of the Collateral consisting of Equipment or Inventory shall be stored solely at the Debtor's facilities, or such other facilities as shall be disclosed to the Bank in writing no later than 30 days prior to storage at such facilities, and Debtor shall secure landlord waivers with respect to all such facilities in such form as shall be satisfactory to the Bank.

4.1.4 With respect to that portion of the Collateral consisting of Inventory, the Debtor, in addition to the foregoing, further warrants and represents that it will not make any transfer of Inventory in partial or total satisfaction of a debt other than a debt to the Bank; that no Inventory will be stored at any location not disclosed to the Bank in writing no later than 30 days prior to storage at such location; and that the Debtor shall provide such documents as the Bank may request in connection with the ownership, location, and condition of such Inventory.

4.1.5 The Debtor will pay or cause to be paid all taxes and other charges relating to the Collateral. The Bank is authorized to pay any unpaid taxes or charges deemed necessary by Bank to protect or preserve such Collateral without prior notice to Debtor, and upon payment by the Bank same shall constitute part of the Obligations due the Bank, and shall become due and payable to the Bank on demand.

4.1.6 The Debtor will carry insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank without co-insurance, against all such liability, perils and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank in its discretion, and in addition, will carry business interruption insurance in such amounts as may be required by Bank. In the case of insurance on any of the Collateral, Debtor shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage. Such insurance shall insure the Bank notwithstanding any act or neglect of Debtor.

Debtor shall cause to be delivered to Lender the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Debtor shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Debtor and Bank jointly.

In the event of any loss, Debtor will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Debtor. Bank is granted a power of attorney by Debtor with full power of substitution to file any proof of loss in Debtor's or Bank's name, to endorse Debtor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power, being coupled with an interest, is irrevocable.

In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Obligations, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Debtor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case

without waiving or impairing the Obligations or any provision of this Agreement. Any deficiency thereon shall be paid by Debtor to Bank upon demand. Debtor shall not take out any insurance without having Bank named as loss payee or additional insured thereon. Debtor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

If Debtor fails to obtain insurance as hereinabove provided, or to keep the same in force, Bank, if Bank so elects, may obtain such insurance and pay the premium therefor on behalf of Debtor, and require Debtor to pay such expenses on demand, and such expenses so advanced by Bank shall be part of the Obligations.

4.1.7 With respect to that portion of the Collateral consisting of Accounts Receivable, the Debtor, in addition to the foregoing, further warrants and represents as follows:

(a) Each Account Receivable is a bona fide, valid and legally enforceable obligation of the Account Debtor in respect thereof and does not represent a sale on consignment, sale or return, or other similar understanding. Except as otherwise arising in the ordinary course of business, the right, title and interest of the Debtor in each Account Receivable is not subject to any defense, offset, counterclaim, or other claim, nor have any of the foregoing been asserted or alleged against the Debtor as to any Account Receivable nor will any of the foregoing, whether or not arising in the ordinary course of business, have a material adverse effect on the business, financial condition or results of operations of the Debtor or the aggregate value of the Accounts Receivable. The amount represented by the Debtor to the Bank as owing by each Account Debtor in respect of the Accounts Receivable is the correct amount actually and unconditionally owing by such Account Debtor thereunder.

(b) The address of the chief and principal executive office of Debtor is Debtor's address set forth in this Agreement. All records pertaining to the Accounts Receivable (including computer records) and all returns of Inventory are kept at Debtor's address set forth in this Agreement, and Debtor will notify Bank no later than 30 days prior to any change in address of the chief and principal executive office of Debtor or of the change of the location where records pertaining to Accounts Receivable or returns of Inventory are kept.

(c) All books, records and documents relating to any of the Accounts Receivable (including computer records) are and will be genuine and in all respects what they purport to be; and the amount of each Account Receivable shown on the books and records of Debtor is and will be the correct amount actually owing or to be owing at maturity of such Account Receivable.

(d) The Bank has the immediate absolute and unconditional right to collect all Accounts Receivable; however, the Bank agrees that so long as there shall exists no Default by the Debtor under Loan Documents, the Debtor shall have the revocable license to collect all Accounts Receivable, it being acknowledged and agreed by the Debtor that said license is revocable by the Bank upon the occurrence of a Default under the Loan Documents. After a Default, any proceeds collected by Debtor shall not be commingled with other funds of Debtor and shall, upon the request of Bank, be immediately delivered to Bank in the form received, except for necessary endorsements to permit collection. Bank may, in its sole and absolute discretion, allow Debtor to use such funds to such extent over such periods, if any, as Bank elects.

(e) Debtor shall notify Bank if any Accounts Receivable arise out of contracts with the United States or other department, agency or instrumentality thereof, and upon request from the Bank the Debtor shall execute any instruments and take any steps to perfect the assignment of the rights of the Debtor to the Bank and to insure that all money due or to become due under such contracts shall be assigned and paid to the Bank, with proper notice having been given, all as required under the Federal Assignment of Claims Act or any similar act or regulation.

4.2 The Bank may, at any time following Default, notify Account Debtors to the effect that the Accounts Receivable have been assigned to the Bank and that payments shall be made directly to the Bank or

as the Bank shall otherwise direct. Upon the request of the Bank at any time following Default, the Debtor will so notify such Account Debtors and will indicate on all invoices that payments shall be made directly to the Bank or as the Bank shall otherwise direct.

4.3 The Bank shall have the right to make test verifications of the Accounts Receivable in any manner and through any medium that it considers advisable, and the Debtor agrees to pay the reasonable costs thereof and to furnish all such assistance and information as the Bank may require in connection therewith. The Bank may, upon prior reasonable notice to Debtor, in its own name or in the name of others communicate with Account Debtors in order to verify with them to the Bank's satisfaction the existence, amount and terms of any Accounts Receivable.

4.4 The Debtor shall hold its books and records relating to the Accounts Receivable segregated from all of the Debtor's other books and records in a manner satisfactory to the Bank; and shall deliver to the Bank promptly, on its request, all invoices, original bills of lading, documents of title, original contracts, chattel paper, instruments and any other writings relating thereto and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith; and deliver to the Bank, upon receipt and without demand, any written obligations of Account Debtors to pay, such as trade acceptances or promissory notes or the like, received by the Debtor; and the Debtor will deliver to the Bank promptly at the Bank's request additional copies of any or all of such papers or writings, and such other information with respect to any Accounts Receivable as the Bank may in its sole and absolute discretion deem to be necessary.

4.5 The Debtor shall promptly make, stamp or record such entries or legends on the Debtor's books and records, as the Bank shall request, to indicate and disclose that the Collateral has been assigned to the Bank or that the Bank has a security interest in such Collateral, and to maintain in the Bank's favor a perfected first priority security interest in all Accounts Receivable and other Collateral provided to the Bank.

4.6 The Debtor shall execute and deliver such written assignments of all its Accounts Receivable as the Bank shall reasonably require; provided however that the failure to execute and deliver such written assignments shall not affect or limit the Bank's security interest or other rights in and to such Accounts Receivable.

4.7 In furtherance of the continuing assignment and security interest herein contained Debtor will, upon the creation or acquisition of Collateral, or at such intervals as Bank requires, provide Bank with confirmatory assignments in form satisfactory to Bank, copies of invoices to customers, evidence of shipment and delivery, and such further information and documentation as Bank may require and Debtor, at Bank's request, shall deliver to Bank all documents and written instruments constituting or relating to Collateral. Debtor will take any and all steps and observe such formalities and will execute and deliver all papers and instruments and do all things necessary to effectuate this Agreement and facilitate liquidation of Collateral, including collection of Accounts Receivable. The delivery of any information and documentation pursuant to this Agreement shall be deemed to be a certification by Debtor that as of the date of such delivery, such information and documentation is true and correct in all material respects and does not omit any material fact required to be stated therein or necessary in order to make such information and documentation not misleading and shall also be deemed a certification that Debtor has no knowledge of any Default or Event of Default under this Agreement.

4.8 At the time any Account Receivable becomes subject to a security interest in favor of Bank: said Account Receivable shall be a good and valid account representing an undisputed, unconditional bona fide indebtedness incurred by the Account Debtor named therein for merchandise sold and delivered, or if so indicated in the papers delivered to Bank sold and shipped, or sold and held subject to delivery instructions, or for services theretofore fully performed by the Debtor for said Account Debtor. There are and shall be no setoff counterclaims or rights of recoupment against any such Account Receivable; no agreement under which any deduction or discount may be claimed shall have been made with Debtor on any such Account Receivable except as indicated in a written list, statement, or invoice furnished to Bank; and Debtor shall be the lawful

owner of each such Account Receivable and shall have the right to subject the same to a first and prior security interest in favor of Bank, without limitation by any agreement or document to which Debtor is a party or by which it is bound. No such Account Receivable shall have been or shall thereafter be sold, assigned or transferred to any Person other than Bank or in any way encumbered except to Bank and no other Person shall have proceeds claims thereto, and the Debtor shall defend the same against the claims and demands of all persons.

4.9 Upon the occurrence of a Default, Debtor hereby constitutes Bank and each of its officers, agents or designees as Debtor's attorney in fact, with power to endorse the name of Debtor upon any notes acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into Bank's possession; to sign Debtor's name to any invoice or bill of lading relating to any Collateral, drafts against Account Debtors, assignments, verifications and notices to Account Debtors; to send verifications of Collateral to any Account Debtor; to execute Debtor's name as well as its own name and to file financing statements and other instruments or documents; to do all other acts and things necessary to carry out this Agreement; to receive open and dispose of all mail addressed to Debtor and to notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Bank may designate. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any Obligations shall remain unpaid. Debtor authorizes Bank to file in its own name as secured party any financing statement under the Uniform Commercial Code which Secured Party deems necessary or advisable to perfect the security interests which it is intended that Bank have under this Agreement. The Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement without prior written consent of the Bank and agrees that it will not do so without the prior written consent of the Secured Party.

4.10 Debtor subordinates to the payment of any Obligations due or to become due to Bank from Account Debtors on Collateral, any and all sums then and thereafter due and become due to Debtor from such Account Debtors, waiving and postponing all rights with respect thereto until such Obligations to Bank shall have been fully discharged. In addition to such subordination, Debtor hereby assigns such sums to Bank as Collateral for all Obligations hereunder.

4.11 Bank may, without notice to or consent from Debtor, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise, on any terms, any Accounts Receivable or any security or insurance applicable thereto, which is hereby assigned to Bank, and release any Account Debtor thereon, or accept the return of any merchandise, all without affecting in any way the liability of Debtor hereunder.

4.12 Other than in the ordinary course of business Debtor shall not without the consent of Bank, compromise or adjust any Account Receivable (or extend the time for payment thereof) grant any additional discounts, allowances or credits thereon, or accept the return of any merchandise. Upon the making of any such unauthorized discounts, allowances or credits or acceptance of returns, Debtor shall forthwith pay to Bank a sum equal thereto to apply on the Obligations.

4.13 In the event that any of the Collateral consists of chattel paper, notes and other instruments and negotiable documents, the Debtor shall, at any time and from time to time upon request by the Bank, endorse and deliver the same to the Bank.

4.14 It is expressly agreed that the Bank shall not have any responsibility or liability under any contract in which the Bank has been granted an interest by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any such contract pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the responsibilities of any other party under or pursuant to any such contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, or to present or file any claim, or to take any action to collect or enforce any performance or the

payment of any amounts which may have been assigned or pledged to it or to which it may be entitled at any time.

4.15 Debtor shall ensure that all real properties at which any Collateral is located and which are owned by Debtor or any Affiliate or Subsidiary thereof remains in compliance with all Environmental Laws and Debtor shall not place or permit to be placed any hazardous substances (as defined by any Environmental Law) on any such real property except as permitted by applicable law or appropriate governmental authorities. Debtor shall defend and indemnify Bank and hold Bank and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Bank under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any release of a reportable quantity of any hazardous substances at the real property (any such event being hereinafter referred to as a "Hazardous Discharge"), the presence of any hazardous substances affecting the real property, whether or not the same originates or emerges from the real property or any contiguous real estate, including any loss of value of the real property as a result of the foregoing. Debtor's obligations hereunder shall arise upon the discovery of the presence of any hazardous substances at the real property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Debtor's obligation and the indemnifications hereunder shall survive the termination of this Agreement or any Loan Facility. For purposes of this Section, all references to real property shall be deemed to include all of Debtor's right, title and interest in and to its owned and leased premises.

4.16 The Bank shall have full power, in its sole and absolute discretion and without notice, to consent to the substitution, exchange, or release of all or any part of the Collateral, whether or not other collateral, if any, received by the Bank upon such substitution, exchange, or release shall be of the same or different character or value than the Collateral so substituted, exchanged or released, and whether or not the Bank receives any value for any such action.

## SECTION 5. DEFAULT AND REMEDIES

5.1 Events of Default. Any one or more of the Events of Default under the Loan Documents shall constitute an Event of Default hereunder.

5.2 Remedies. Upon the occurrence of a Default, the Bank may take any or all of the remedial steps authorized to be taken under the Loan Documents as it relates to each Debtor and/or the Collateral in which the Bank is given an interest hereunder or under any of the Loan Documents.

5.3 In addition to the above remedies, if a Default under this Agreement has occurred, the Bank shall have the right and remedy, without posting bonds or other security, to have any provision of the Loan Documents specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Default will cause irreparable injury to the Bank and that money damages will not provide an adequate remedy thereto.

5.4 No remedy herein conferred or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Loan Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it, it shall not be necessary to give notice, other than such notice as may be expressly required in the Loan Documents.

5.5 All payments received by the Bank shall be applied as follows: first, to the payment of all fees and expenses due from the Borrower or Debtor to the Bank, other than late fees; second, to the payment of accrued and unpaid interest; third, to the payment of principal on the Obligations; and fourth, to the payment of

all late fees due from the Borrower or Debtor to the Bank.

5.6 In the event Debtor or Borrower should default under any of the provisions of this Agreement or the other Loan Documents, as the case may be, and the Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Debtor therein contained, Debtor agrees that it will on demand therefor pay to the Bank the reasonable fees and disbursements of such attorneys and such other reasonable expenses so incurred by the Bank. The Bank shall not be required to do any act to mitigate damages if a Default shall occur hereunder.

## SECTION 6. MISCELLANEOUS

6.1 Notices under this Agreement shall be in writing directed to the address set forth in this Agreement, or such other address as shall be furnished to the other party by notice (hereafter, the "notice address"). Notices under this Agreement shall be effected in one or more of the following manners: (i) personal delivery to the notice address, effective on delivery; (ii) mailing by certified or registered mail, return receipt requested, by the U.S. Postal Service to the notice address, effective on the second business day after the day on which mailed; (iii) delivery by recognized overnight delivery service to the notice address, effective on the second day after given to the delivery service by the sender. Notices shall be sent to the following address:

| | |
|---|---|
| If to the Bank, to: | Sterling National Bank<br>400 Rella Boulevard, P.O. Box 600<br>Montebello, New York 10901-4256<br>Attention: Commercial Loan Dept.<br>Fax No. 845-369-8175 |
| With a copy to: | Sterling National Bank<br>500 Seventh Avenue<br>New York, New York 10018-4603<br>Attention:<br>Fax No.: |
| And a Copy to: | Kenneth G. Poller, P.A.<br>The Atrium<br>80 Route 4 East, Suite 150<br>Paramus, New Jersey 07652<br>Attention: Kenneth G. Poller, Esq.<br>Fax No 201-712-0055 |
| To the Debtor: | To the address on Page 1 hereof |

6.2 All covenants, agreements, representations and warranties made herein shall continue in full force and effect so long as any part of the Obligations is outstanding. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors, assigns, heirs, executors, administrators and representatives of such party; and all covenants, promises and agreements by or on behalf of Debtor which are contained in this Agreement shall bind the successors, assigns, heirs, executors, administrators, and representatives of each, and shall inure to the benefit of the successors and assigns of the Bank.

6.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York (and excluding the laws applicable to conflicts or choice of law). Any judicial proceeding brought by Debtor with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement shall be brought in any state

or federal court of competent jurisdiction located in the City of New York, New York County, State of New York, and, by execution and delivery of this Agreement, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process of any such proceeding may be made upon Debtor by mail at the address set forth in this Agreement for such party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Bank to bring proceedings against Debtor, or any guarantor or other party in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. Debtor waives the right to remove any judicial proceeding brought against Debtor in any state court to any federal court.

6.4 This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by Debtor from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in the same circumstances.

6.5 Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

6.6 Bank shall have the unrestricted right at any time or from time to time, and without the Debtor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Debtor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Bank may furnish any information concerning Debtor in its possession from time to time to prospective Assignees, provided that Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information. The Loan Documents may be assigned by the Bank to any division, Affiliate or Subsidiary of the Bank or to any successor or assign of the Bank, and the Bank may offer participations in the Loan Documents, without any notice to or consent from Debtor. There shall be no assignment of the Loan Documents, or the rights arising therefrom, by Debtor.

6.7 Debtor agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further documents and instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement or as requested by the Bank to perfect or preserve any interests or Liens granted to it pursuant to the Loan Documents, and to pay the cost thereof by check or bank account debit after the execution of the within Agreement.

6.8 Debtor agrees to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages,

disbursements, expenses (including reasonable attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to: (i) the administration, enforcement, interpretation, preparation, amendment, modification, waiver or consent of any of the Loan Documents; (ii) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise; and (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents or any Collateral.

6.9 DEBTOR AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE ANY LOANS TO BORROWER.

6.10 The parties hereto warrant and represent that they have been represented by, and have consulted with, counsel of their own choosing; that they have been counseled as to their rights and remedies; that they have utilized such counsel to negotiate this Agreement; and that each party enters into this Agreement and all agreements, documents and instruments executed in connection herewith voluntarily and without duress of any kind. The parties acknowledge and agree that they and their respective counsel have reviewed and had an opportunity to make changes to this Agreement and that the normal rule of construction, whereby ambiguities are construed against the drafting party, shall be inapplicable to the Loan Documents.

6.11 This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

6.12 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.13 References to "Borrower" or "Debtor" throughout this Agreement includes each and every Borrower and Debtor, and all liability of all such parties to the Bank shall be deemed joint and several unless otherwise expressly set forth to the contrary. References to the singular or plural, or to the masculine, feminine, or neuter, shall be deemed to include the other where appropriate.

6.14 In the event any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

6.15 This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

WITNESS OR ATTEST:

By: ______________________
Name: David Gordon
Title: Secretary

DEBTOR:

**COFFEE HOLDING CO., INC.**

By: ______________________ 3-10-15
Name: Andrew Gordon
Title: President

______________________

BANK

**STERLING NATIONAL BANK**

By ______________________
Name: Larry Kamin
Title: Managing Director

## SCHEDULE A

"Collateral" shall include all assets, personal and fixture property of Debtor Coffee Holding, Inc., including the following:

(1) Accounts;
(2) Certificated Securities;
(3) Chattel Paper;
(4) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
(5) Contract Rights;
(6) Deposit Accounts;
(7) Documents;
(8) Equipment;
(9) Financial Assets;
(10) Fixtures;
(11) General Intangibles, including Payment Intangibles and Software;
(12) Goods
(13) Instruments;
(14) Intellectual Property;
(15) Inventory;
(16) Investment Property;
(17) Money (of every jurisdiction whatsoever);
(18) Letter-of-Credit Rights;
(19) Payment Intangibles;
(20) Security Entitlements;
(21) Supporting Obligations;
(22) Uncertificated Securities; and
(23) to the extent not included in the foregoing, all other personal property of any kind or description; and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor; together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

**SCHEDULE B**

**PERMITTED LIENS**

None other than in favor of Sterling National Bank